UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 3, 2012

CORECARE SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24807	22-2840367
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

111 N. 49TH ST., Philadelphia, PA	19139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 471-2358

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 :      Appointment of Chief Financial Officer

On January 3, 2012, CoreCare Systems, Inc. appointed Kristen Fee as Chief Financial Officer.  Ms. Fee replaces the Company’s long-term Chief Financial Officer, John Gill, who resigned on November 11, 2011 due to health concerns.

Ms. Fee holds a B.S. in Business Administration from Drexel University.  She brings not only a solid healthcare background serving as Controller and Chief Financial Officer but also significant experience as an auditor with public accounting firms.  In this capacity she has participated in the audits and SEC reporting of public companies.  Since 2003 Ms. Fee has owned and operated KLF Business Services, serving in a CFO role and a consultant for various clients.  Through KLF Business Services she has participated in the preparation of the Company’s audits and financial reviews.

The Company believes her unique blend of skills and insight will strengthen the Company’s  timely compliance and reporting.

The Corporate Office of CoreCare Systems, Inc is located at the Blackwell Human Services Campus, 111 North 49th Street, Philadelphia, PA  19139.  The Corporate Office can be reached at 215-471-2358.  Information on the Company can be accessed at its web site. www.kirkbridecenter.com

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1         Press Release dated January 6, 2012

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORECARE SYSTEMS, INC.

	By:	/s/ Rose D. DiOttavio
Rose S. DiOttavio,
Date: January 3, 2011		President & CEO